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                                                                   EXHIBIT 10.16

                      ORBITAL COMMUNICATIONS CORPORATION

                             CONSULTING AGREEMENT


            This Consulting Agreement ("Agreement") is made and entered into as of the ____ day of ____, 1998, by and between Orbital Communications Corporation, a Delaware corporation ("OCC"), with its principal place of business located at 21700 Atlantic Boulevard, Dulles, Virginia 20166-6801 and ORBCOMM Global, L.P., a Delaware limited partnership ("Consultant"), with its principal place of business located at 2455 Horse Pen Road, Herndon, Virginia 20171.

                             W I T N E S S E T H:

            WHEREAS, the Consultant has expertise in particular areas relevant to OCC's business;

            WHEREAS, the Consultant desires to provide advice and other services to OCC that draw upon such expertise; and

            WHEREAS, OCC desires to employ the Consultant to render advice and other services to OCC that draw upon the Consultant's expertise.

            NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE I.
                                    SCOPE

            Consultant shall furnish to OCC the advice and services described in Exhibit A hereto, as such Exhibit may be modified from time to time by mutual agreement of the parties (the "Services"). The Services shall be performed at such times as are mutually agreeable to the parties. The Services shall be performed with the authorization of and under the direction of the President of OCC.

                                 ARTICLE II.
                                     TERM

            The term of this Agreement shall commence on the date hereof and shall continue until such time as is mutually agreeable to OCC and Consultant, unless earlier terminated by one of the parties in accordance with Article IV.

                                 ARTICLE III.
                                CONSIDERATION
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            Subject to the terms and conditions of this Agreement, as
compensation for the Services, OCC shall pay the Consultant as follows:

                  (a) for the period commencing on the date hereof and ending on December 31, 1998, the sum of $80,000; $40,000 of which shall be payable on August 1, 1998 and $40,000 of which shall be payable on December 1, 1998.

                  (b) for the periods following December 31, 1998, such fee as is mutually agreeable to OCC and Consultant, as determined by negotiation in good faith by each of OCC and Consultant.

                                 ARTICLE IV.
                                 TERMINATION

            This Agreement shall terminate automatically without further action by either party on the transfer of the Federal Communications Commission licenses for the low-Earth orbit satellite-based communications system controlled by OCC from OCC to Consultant. This Agreement may also be terminated immediately on any breach of its terms by either party. In the event of termination, OCC shall be subject to no liability, except to pay Consultant for the Services performed up to and including the date of termination in accordance with Article III. The provisions contained in
Article V shall survive termination of this Agreement.

                                  ARTICLE V.
                                GOVERNING LAW

            This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict or choice of law provisions thereof.

                                 ARTICLE VI.
                                  ASSIGNMENT

            This Agreement and the rights and obligations of the parties hereunder may not be assigned by either party without the prior written consent of the other.

                                 ARTICLE VII.
                                 SEVERABILITY

            If any provision of this Agreement, or the application thereof, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the maximum extent permissible under applicable law.


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                                ARTICLE VIII.
                                   NOTICES

            All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile (answerback received), one (1) business day after being sent by express or overnight mail, or three (3) business days after being sent by registered or certified mail, return receipt required, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that such notice shall be effective only upon receipt thereof):

                  (a)   If to OCC:

                        Orbital Communications Corporation
                        21700 Atlantic Boulevard
                        Dulles, Virginia  20166-6801
                        Attention:  President
                        Facsimile:  (703) 406-3508

                  (b)   If to Consultant:

                        ORBCOMM Global, L.P.
                        2455 Horse Pen Road
                        Suite 100
                        Herndon, Virginia  20171
                        Attention:  Legal Department
                        Facsimile:  (703) 406-5933

                              with copies to

                        Orbital Sciences Corporation
                        21700 Atlantic Boulevard
                        Dulles, Virginia 20166
                        Attention:  Legal Department
                        Facsimile:  (703) 406-5572

                              and

                        Teleglobe Inc.
                        1000 rue de la Gauchetiere ouest
                        Montreal, Quebec
                        Canada H3B 4X5
                        Attention:  Legal Department
                        Facsimile: (514) 868-8025



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            IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

ORBITAL COMMUNICATIONS              ORBCOMM GLOBAL, L.P.
CORPORATION

By:                                 By:
    -----------------------------        --------------------------------
    Scott L. Webster                     Scott L. Webster
    President                            Chief Executive Officer






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                                  EXHIBIT A

                     Consulting Services To Be Performed


            Subject to OCC's supervision and review, ORBCOMM shall provide to OCC regulatory, technical, legal and administrative support before the U.S. Federal Communications Commission (the "FCC") and other appropriate regulatory bodies. Such support shall include, but not be limited to:

1. assisting in the coordination of any and all interference matters in connection with the grant of OCC's second round Little LEO licensing application with other Little LEO system licensees;

2.    assisting in the prosecution of a proposed modification request by OCC for
      (a) the launch of three planes of eight satellites each to 45 degrees, with a 120 degree relative right ascension; and (b) the launch of one plane of eight satellites in an equatorial orbit; and

3. assisting generally in the defense of claims against any regulatory authority granted to OCC and in the opposition of any application by a competing system using frequencies below 1 GHz, which may include participation in discussions and negotiations with other existing or proposed Little LEO licensees, reviewing filings with the FCC and providing technical analysis of other Little LEO or other systems.